Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 29, 2012

to

INDENTURE

dated as of August 20, 2012

among

TRONOX FINANCE LLC,

as Issuer

TRONOX LIMITED

as Parent

THE GUARANTORS NAMED THEREIN

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 29, 2012 Tronox Limited, a public limited company organized under the laws of Western Australia, Australia (the “Parent”), Tronox Finance LLC, a Delaware limited liability company (the “Issuer”), the Parent, the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 20, 2012 providing for the issuance of 6.375% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Section 9.01(1) of the Indenture provides that the Indenture can be amended without the consent of Holders “to cure any ambiguity, omission, mistake, defect or inconsistency;” and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Parent, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT TO SECTION. The definition of Permitted Refinancing Indebtedness is hereby amended by the addition of the following prior to the period at the end of paragraph (5): “or (b) the Issuer or a Guarantor”.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent, Guarantors and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Michael J Foster
Name: Michael J Foster
Title: Manager

Signature Page to First Supplemental Indenture

U.S. GUARANTORS:

SOUTHWESTERN REFINING COMPANY, INC. TRIPLE S REFINING CORPORATION TRONOX HOLDINGS, INC. TRONOX INCORPORATED TRONOX LLC

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President

TRONOX US HOLDINGS INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	President

Signature Page to Reserve Certificate

AUSTRALIAN GUARANTORS:

SIGNED, SEALED AND DELIVERED

by

Michael J. Foster

as attorney for

TRONOX AUSTRALIA HOLDINGS

        PTY LIMITED

TRONOX AUSTRALIA PIGMENTS

        HOLDINGS PTY LIMITED

TRONOX GLOBAL HOLDINGS PTY

        LIMITED

TRONOX LIMITED

TRONOX PIGMENTS AUSTRALIA

        HOLDINGS PTY LIMITED

TRONOX PIGMENTS AUSTRALIA

        PTY LIMITED

TRONOX PIGMENTS WESTERN

        AUSTRALIA PTY LIMITED

TRONOX SANDS HOLDINGS PTY

        LIMITED

under power of attorney dated

in the presence of:

) ) ) ) ) ) ) ) ) ) ) )

/s/ Catherine R. Liebelt
Signature of witness

Catherine R. Liebelt		/s/ Michael J. Foster
Name of witness (block letters)		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

Signature Page to First Supplemental Indenture

SIGNED, SEALED AND DELIVERED by Michael J. Foster as attorney for TRONOX WESTERN AUSTRALIA PTY LTD under power of attorney dated in the presence of:	) ) ) ) ) ) ) ) ) ) ) ) ) )
/s/ Catherine R. Liebelt		/s/ Michael J. Foster
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Catherine R. Liebelt
Name of witness (block letters)

Signature Page to First Supplemental Indenture

SIGNED, SEALED AND DELIVERED by Michael J. Foster as attorney for TRONOX WORLDWIDE PTY LIMITED (F/K/A TRONOX WORLDWIDE LLC) under power of attorney dated in the presence of:	) ) ) ) ) ) ) ) ) ) ) ) ) )
/s/ Michael J. Foster
By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
/s/ Catherine R. Liebelt
Signature of witness

Catherine R. Liebelt
Name of witness (block letters)

Signature Page to First Supplemental Indenture

SIGNED, SEALED AND DELIVERED

by

Michael J. Foster

as attorney for

TRONOX HOLDINGS (AUSTRALIA)
PTY LIMITED

TRONOX INVESTMENTS
(AUSTRALIA) PTY LTD

TRONOX AUSTRALIA SANDS PTY LTD

TICOR RESOURCES PTY LTD

TICOR FINANCE (A.C.T.) PTY LTD

TIO2 CORPORATION PTY LTD

YALGOO MINERALS PTY. LTD.

TIFIC PTY. LTD.

SYNTHETIC RUTILE HOLDINGS PTY
LTD

SENBAR HOLDINGS PTY LTD

PIGMENT HOLDINGS PTY LTD

TRONOX MINERAL SALES PTY LTD

TRONOX MANAGEMENT PTY LTD

under power of attorney dated

in the presence of:

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
/s/ Catherine R. Liebelt		/s/ Michael J. Foster
Signature of witness		By executing this agreement the attorney states that the attorney has received no
Catherine R. Liebelt		notice of revocation of the power of
Name of witness (block letters)		attorney

Signature Page to First Supplemental Indenture

U.K. GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Authorized Representative

Signature Page to First Supplemental Indenture

BAHAMAS GUARANTORS:

TRONOX PIGMENTS LTD

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President

Signature Page to First Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

Signature Page to First Supplemental Indenture